As filed with the Securities and Exchange Commission on April 18, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2297484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(781) 398-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven M. Rauscher

President and Chief Executive Officer

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(781) 398-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Patrick O’Brien

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

(617) 951-7000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock—$0.10 Par Value Per Share	27,233,176	$1.695	$46,160,233	$4,939.14

(1)	The Registrant is hereby registering the disposition of (a) 18,035,216 shares of its common stock issued to the selling stockholders pursuant to the terms of Purchase Agreements dated as of April 5, 2006, (b) 9,017,608 shares of its common stock issuable upon exercise of warrants granted in connection with such Purchase Agreements, and (c) 180,352 shares of its common stock issuable upon exercise of warrants granted to certain selling stockholders pursuant to the terms of the Engagement Letter dated as of March 21, 2006, as amended. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional number of shares of common stock as may be issuable upon a stock split, stock dividend or similar transaction.
(2)	In accordance with Rule 457(c), the price is estimated solely for purposes of calculating the registration fee and is based upon the average of the reported high and low sales prices of the Common Stock as reported on the Nasdaq National Market on April 13, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 18, 2006.

PROSPECTUS

27,233,176 Shares

Oscient Pharmaceuticals Corporation

Common Stock

This prospectus relates to the disposition from time to time of up to 18,035,216 shares of our outstanding common stock, and up to 9,197,960 shares of our common stock issuable upon the exercise of warrants which are held by certain stockholders named in this prospectus.

The prices at which such stockholders may dispose of their shares will be determined by the selling stockholders or their transferees. We will not receive any of the proceeds from the sale of the shares.

The common stock is traded on the Nasdaq National Market under the symbol “OSCI.” On April 13, 2006, the reported closing price of the common stock was $1.73 per share.

An investment in the shares offered hereby involves a high degree of risk. See  “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April __, 2006.

THE COMPANY

We are a commercial-stage biopharmaceutical company committed to the clinical development and commercialization of new therapeutics to serve unmet medical needs. We currently promote two products in the United States. Our lead product is the fluoroquinolone antibiotic FACTIVE® (gemifloxacin mesylate), approved in the U.S. for the treatment of community-acquired pneumonia of mild to moderate severity (CAP) and acute bacterial exacerbations of chronic bronchitis (AECB). Our second promoted product is TESTIM gel, which we co-promote with Auxilium Pharmaceuticals, Inc. TESTIM is a topical 1% testosterone gel indicated for the treatment of male hypogonadism. Additionally, we are developing a novel antibiotic called Ramoplanin for the treatment of Clostridium difficile-associated disease. We plan to initiate two Phase III trials for Ramoplanin in 2006 under a Special Protocol Assessment granted by the US Food and Drug Administration (FDA).

We were incorporated in the Commonwealth of Massachusetts, and our principal executive offices are located at 1000 Winter Street, Suite 2200, Waltham, Massachusetts and our phone number is (781) 398-2300.

RISK FACTORS

Investing in our common stock involves a high degree of risk. The following risk factors and the risk factors listed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which we incorporate by reference herein, should be considered carefully before you decide to buy our common stock. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to this Offering

Our stock price is highly volatile.

The market price of our stock has been and is likely to continue to be highly volatile due to the risks and uncertainties described in this section of the report, as well as other factors, including:

•	our ability to successfully commercialize FACTIVE tablets and TESTIM;

•	the revenues that we may derive from the sale of FACTIVE tablets and TESTIM, as compared to analyst estimates;

•	the results of our clinical trials for Ramoplanin and additional indications for FACTIVE and the pace of our progress in those clinical trials;

•	our ability to license or develop other compounds for clinical development;

•	the timing of the achievement of our development milestones and other payments under our strategic alliance agreements;

•	termination of, or an adverse development in, our strategic alliances;

•	conditions and publicity regarding the biopharmaceutical industry generally;

•	price and volume fluctuations in the stock market at large which do not relate to our operating performance;

•	sales of shares of our common stock in the public market; and

•	comments by securities analysts, or our failure to meet market expectations.

Over the two-year period ending April 13, 2006 the closing price of our common stock as reported on the Nasdaq National Market ranged from a high of $6.78 to a low of $1.60. The stock market has from time to time experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies. In the past, companies that have experienced volatility have sometimes been the subject of securities class action litigation. If litigation were instituted on this basis, it could result in substantial costs and a diversion of management’s attention and resources. These broad market fluctuations may adversely affect the price of our securities, regardless of our operating performance.

We are contractually obligated to issue shares in the future, diluting your interest in us.

As of December 31, 2005, there were approximately 8,861,971 shares of common stock issuable upon exercise of stock options outstanding, at a weighted average exercise price of $4.06 per share, 3,138,265 shares of common stock issuable upon exercise of warrants, at a weighted average exercise price of $3.58 per share and 26,687,695 shares of common stock issuable upon conversion of $177,258,887 of our convertible notes, at a conversion rate of approximately $6.642 per share. An additional 1,950,257 shares of common stock are reserved for issuance under our stock option plans as of December 31, 2005. In a private placement on April 11, 2006, we issued additional warrants to purchase 9,197,960 shares of common stock at an exercise price of $2.22. Moreover, we expect to issue additional options to purchase shares of our common stock to compensate employees, consultants and directors, and may issue additional shares to raise capital to acquire other companies or technologies, to pay for services, or for other corporate purposes. Any such issuances will have the effect of further diluting the interest of the purchasers of the securities being sold in this offering.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated in this prospectus by reference related to future operating losses and our potential for profitability, the sufficiency of our cash resources, future revenues and sales of FACTIVE® and TESTIM®, our discount and rebate programs for FACTIVE, gross margin in future periods, our ability to obtain approval from the FDA for a five-day course of therapy for CAP, our discussions with the FDA regarding its rejection of our ABS filing, our ability to secure a long term source of bulk drug supply for Ramoplanin as well as other statements related to the progress and timing of product development, present or future licensing, collaborative or financing arrangements or that otherwise relate to future periods, are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning the future financial performance and other matters discussed in this document. The words “may,” “will,” “should,” “plan,” “believe,” “estimate,” “intend,” “anticipate,” “project,” and “expect” and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve certain risks, estimates, assumptions, and uncertainties with respect to future revenues, cash flows, expenses and the cost of capital, among other things.

Some of the important risk factors that could cause our actual results to differ materially from those expressed in our forward-looking statements are listed above. We encourage you to read these risks carefully. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus. These statements, like all statements herein, speak only as of the date they are made (unless another date is indicated) and we undertake no obligation to update or revise these statements.

USE OF PROCEEDS

The net proceeds from the disposition of the shares covered hereby will be received by the selling stockholders or their transferees. We will not receive any proceeds from the disposition of the securities by the selling stockholders or their transferees. We will receive approximately $20,419,471 if the warrants issued to the selling stockholders are exercised in full and the purchase price is paid in cash. Proceeds of such exercise, if any, will be used for general corporate purposes.

SELLING STOCKHOLDERS

On April 11, 2006, we issued 18,035,216 shares of common stock and warrants to purchase an additional 9,017,608 shares of common stock in a private placement to certain stockholders and we issued warrants to purchase 180,352 shares of common stock to the placement agents, as set forth below. Pursuant to Purchase Agreements related to such private placement, we agreed to file a registration statement of which this prospectus is a part with the Securities and Exchange Commission to register the disposition of the shares of our common stock we issued, and which we will issue upon exercise of warrants, pursuant to such Purchase Agreements and to keep the registration statement effective until the earlier of (i) such time as all of such shares registered hereunder have been sold pursuant to the registration statement of which this prospectus is a part, (ii) the date on which such shares registered hereunder may be resold by stockholders that are not affiliates of the Company without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) such time as all such shares registered hereunder have been sold. None of the selling stockholders have any position, office or material relationship with the Company.

The following table sets forth: (1) the name of each of the selling stockholders; (2) the number of shares of our common stock owned by each such selling stockholder prior to this offering; (3) the number of shares of our common stock being offered pursuant to this prospectus; (4) the number of shares of our common stock owned upon completion of this offering, and (5) the percentage (if one percent or more) of common stock owned by each such selling stockholder after this offering.

Name	Common Stock Owned Prior to the Offering		Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering
Abingworth Bioequities Master Fund Ltd.	2,110,104	(1)	1,360,104	750,000	*
Abingworth Bioventures III A L.P.	975,387	(2)	975,387	0	*
Abingworth Bioventures III B L.P.	595,410	(3)	595,410	0	*
Abingworth Bioventures III C L.P.	356,658	(4)	356,658	0	*
Abingworth Bioventures III Executives L.P.	15,546	(5)	15,546	0	*
Abingworth Bioventures IV Executives L.P.	16,663	(6)	11,562	5,101	*
Abingworth Bioventures IV L.P.	1,943,438	(7)	1,348,539	594,899	*
Alexandra Global Master Fund Ltd.	3,249,184	(8)	388,599	2,860,585	2.99%
Amaranth Global Equities Master Fund Limited†	187,000	(9)	112,500	74,500	*
Amaranth LLC†	1,683,000	(10)	1,012,500	670,500	*
Anvil Investment Associates, L.P.	880,900	(11)	450,000	430,900	*
Ashford Capital Partners, L.P.	2,600,000	(12)	900,000	1,700,000	1.77%
Caduceus Capital II, L.P.	2,050,000	(13)	1,050,000	1,000,000	1.04%
Caduceus Capital Master Fund Limited	3,255,000	(14)	1,455,000	1,800,000	1.87%
Capital Ventures International	1,554,402	(15)	1,554,402	0	*
Cypress Growth Fund III, LP	777,201	(16)	777,201	0	*
Domain Public Equity Partners L.P.	3,148,247	(17)	1,554,402	1,593,845	1.65%
Enable Growth Partners LP†	816,063	(18)	816,063	0	*
Enable Opportunity Partners LP†	116,580	(19)	116,580	0	*
Hank & Co.	1,407,500	(20)	600,000	807,500	*
HFR SHC Aggressive Master Trust	500,300	(21)	225,000	275,300	*
Highbridge International LLC	4,874,159	(22)	3,886,008	988,151	1.02%

Name	Common Stock Owned Prior to the Offering		Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering
Hudson Bay Fund LP†	582,900	(23)	582,900	0	*
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund	38,781	(24)	38,781	0	*
Iroquois Master Fund, Ltd.	1,165,803	(25)	1,165,803	0	*
JMP Securities LLC	117,229	(26)	117,229	0	*
Kamunting Street Master Fund	971,502	(27)	971,502	0	*
Linerbrook & Co.	1,325,000	(28)	300,000	1,025,000	1.07%
Nite Capital LP	388,599	(29)	388,599	0	*
Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund	2,487	(30)	2,487	0	*
Pierce Diversified Strategy Master Fund LLC†	233,160	(31)	233,160	0	*
Portside Growth and Opportunity Fund†	777,201	(32)	777,201	0	*
PW Eucalyptus Fund, Ltd.	281,000	(33)	120,000	161,000	*
Quattro Fund Ltd.	694,740	(34)	694,740	0	*
Quattro Multi Strategy Master Fund LP	41,190	(35)	41,190	0	*
STI Strategic Investments, Ltd.	375,000	(36)	375,000	0	*
Thomas Weisel Partners LLC	63,123	(37)	63,123	0	*
UBS Eucalyptus Fund, L.L.C.	2,550,000	(38)	1,050,000	1,500,000	1.56%
UBS O’Connor LLC FBO O’Connor PIPES Corporate Strategies Master Limited	750,000	(39)	750,000	0	*

*	Less than 1%
†	The selling stockholder has identified itself as an affiliate of a registered broker-dealer. The selling stockholder has represented to us that it purchased the shares in the ordinary course of its business and for its own account and, at the time of purchase, with no intention of distributing any of such shares or any arrangement or understanding with any other persons regarding the distribution of such shares.
(1)	Includes 453,368 shares issuable upon exercise of warrants and 906,736 shares of common stock issued on April 11, 2006.
(2)	Includes 325,129 shares issuable upon exercise of warrants and 650,258 shares of common stock issued on April 11, 2006.
(3)	Includes 198,470 shares issuable upon exercise of warrants and 396,940 shares of common stock issued on April 11, 2006.
(4)	Includes 118,886 shares issuable upon exercise of warrants and 237,772 shares of common stock issued on April 11, 2006.
(5)	Includes 5,182 shares issuable upon exercise of warrants and 10,364 shares of common stock issued on April 11, 2006.
(6)	Includes 3,854 shares issuable upon exercise of warrants and 7,708 shares of common stock issued on April 11, 2006.
(7)	Includes 449,513 shares issuable upon exercise of warrants and 899,026 shares of common stock issued on April 11, 2006.
(8)	Includes 129,533 shares issuable upon exercise of warrants and 259,066 shares of common stock issued on April 11, 2006.

(9)	Includes 37,500 shares issuable upon exercise of warrants and 75,000 shares of common stock issued on April 11, 2006.
(10)	Includes 337,500 shares issuable upon exercise of warrants and 675,000 shares of common stock issued on April 11, 2006.
(11)	Includes 150,000 shares issuable upon exercise of warrants and 300,000 shares of common stock issued on April 11, 2006.
(12)	Includes 300,000 shares issuable upon exercise of warrants and 600,000 shares of common stock issued on April 11, 2006.
(13)	Includes 350,000 shares issuable upon exercise of warrants and 700,000 shares of common stock issued on April 11, 2006.
(14)	Includes 485,000 shares issuable upon exercise of warrants and 970,000 shares of common stock issued on April 11, 2006.
(15)	Includes 518,134 shares issuable upon exercise of warrants and 1,036,268 shares of common stock issued on April 11, 2006.
(16)	Includes 259,067 shares issuable upon exercise of warrants and 518,134 shares of common stock issued on April 11, 2006.
(17)	Includes 518,134 shares issuable upon exercise of warrants and 1,036,268 shares of common stock issued on April 11, 2006.
(18)	Includes 272,021 shares issuable upon exercise of warrants and 544,042 shares of common stock issued on April 11, 2006.
(19)	Includes 38,860 shares issuable upon exercise of warrants and 77,720 shares of common stock issued on April 11, 2006.
(20)	Includes 200,000 shares issuable upon exercise of warrants and 400,000 shares of common stock issued on April 11, 2006.
(21)	Includes 75,000 shares issuable upon exercise of warrants and 150,000 shares of common stock issued on April 11, 2006.
(22)	Includes 1,295,336 shares issuable upon exercise of warrants and 2,590,670 shares of common stock issued on April 11, 2006.
(23)	Includes 194,300 shares issuable upon exercise of warrants and 388,600 shares of common stock issued on April 11, 2006.
(24)	Includes 12,927 shares issuable upon exercise of warrants and 25,854 shares of common stock issued on April 11, 2006.
(25)	Includes 388,601 shares issuable upon exercise of warrants and 777,202 shares of common stock issued on April 11, 2006.
(26)	Includes 117,229 shares issuable upon exercise of warrants issued on April 11, 2006.
(27)	Includes 323,834 shares issuable upon exercise of warrants and 647,668 shares of common stock issued on April 11, 2006.
(28)	Includes 100,000 shares issuable upon exercise of warrants and 200,000 shares of common stock issued on April 11, 2006.
(29)	Includes 129,533 shares issuable upon exercise of warrants and 259,066 shares of common stock issued on April 11, 2006.
(30)	Includes 829 shares issuable upon exercise of warrants and 1,658 shares of common stock issued on April 11, 2006.
(31)	Includes 77,720 shares issuable upon exercise of warrants and 155,440 shares of common stock issued on April 11, 2006.
(32)	Includes 259,067 shares issuable upon exercise of warrants and 518,134 shares of common stock issued on April 11, 2006.

(33)	Includes 40,000 shares issuable upon exercise of warrants and 80,000 shares of common stock issued on April 11, 2006.
(34)	Includes 231,580 shares issuable upon exercise of warrants and 463,160 shares of common stock issued on April 11, 2006.
(35)	Includes 13,730 shares issuable upon exercise of warrants and 27,460 shares of common stock issued on April 11, 2006.
(36)	Includes 125,000 shares issuable upon exercise of warrants and 250,000 shares of common stock issued on April 11, 2006.
(37)	Includes 63,123 shares issuable upon exercise of warrants issued on April 11, 2006.
(38)	Includes 350,000 shares issuable upon exercise of warrants and 700,000 shares of common stock issued on April 11, 2006.
(39)	Includes 250,000 shares issuable upon exercise of warrants and 500,000 shares of common stock issued on April 11, 2006.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by us, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares which will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, whether on an exchange or otherwise, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The selling stockholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares from time to time under a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as applicable law may require, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus subject to filing any supplement to this prospectus or post-effective amendment to the registration statement required by applicable law.

The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market, which may limit the timing of purchases and sales of any of the shares by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares of common stock.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

We have agreed to indemnify the selling stockholders in certain circumstances against some liabilities, including liabilities that could arise under the Securities Act. The selling stockholders have agreed to indemnify us, our directors and our officers who sign the registration statement against some liabilities in certain circumstances, including liabilities that could arise under the Securities Act.

Pursuant to Purchase Agreements between the selling stockholders and us, we agreed to file a registration statement of which this prospectus is a part with the Securities and Exchange Commission to register the disposition of the shares of our common stock we issued, and which we will issue upon exercise of warrants, pursuant to such Purchase Agreements and to keep the registration statement effective until the earlier of (i) such time as all of such shares registered hereunder have been sold pursuant to the registration statement of which this prospectus is a part, (ii) the date on which such shares registered hereunder may be resold by stockholders that are not affiliates of the Company without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) such time as all such shares registered hereunder have been sold. The selling stockholders may sell all, some or none of the shares offered by this prospectus.

LEGAL MATTERS

Ropes & Gray LLP, Boston, Massachusetts, will pass upon certain legal matters related to the shares offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

This prospectus, which constitutes a part of a registration statement on Form S-3 (the “registration statement”) filed by us with the Securities and Exchange Commission (the “Commission”) under the Securities Act, omits certain of the information set forth in the registration statement. Reference is hereby made to the registration statement and to the exhibits thereto for further information with respect to us and the securities offered hereby. Copies of the registration statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described below or via the Commission’s web site described below.

Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents or portions of documents filed by us (File No. 0-10824) with the Commission are incorporated herein by reference:

(a	)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 10, 2006.

(b	)	Our Current Report on Form 8-K as filed on January 10, 2006.

(c	)	Our Current Report on Form 8-K as filed on January 23, 2006.

(d	)	Our Current Report on Form 8-K as filed on February 7, 2006.

(e	)	Our Current Report on Form 8-K as filed on February 8, 2006

(f	)	Our Current Report on Form 8-K as filed on March 8, 2006

(g	)	Our Current Report on Form 8-K as filed on April 5, 2006.

(h	)	Our Current Report on Form 8-K as filed on April 12, 2006.

(i	)	The description of our common stock contained in our registration statement on Form 10/A filed with the Commission on January 9, 1996 under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such reports or documents. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to:

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, MA 02451

Attn: Investor Relations

(781) 398-2300.

We are subject to the informational requirements of the Exchange Act, and, accordingly, file reports, proxy statements and other information with the Commission. You can read our Commission filings, including the registration statement, over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facilities at 100 F Street, N.W., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.W., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of public reference facilities.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date shown on the cover page.

Oscient Pharmaceuticals Corporation

27,233,176 Shares of

Common Stock

P  R  O  S  P  E  C  T  U  S

April     , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

Securities and Exchange Commission registration fee	$4,934
Printing and engraving expenses	2,000
Accountant’s fees and expenses	25,000
Legal fees and expenses	150,000
Miscellaneous expenses	2,000

Total	$183,934

All of the amounts shown are estimates except for the fee payable to the Commission.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees, and other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in its charter documents or votes adopted by its shareholders, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against any liability incurred as a director, officer, employee, agent, or person serving at the request of the corporation as a director, officer, employee, or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have power to itself indemnify him against such liability.

The Company’s Restated Articles of Organization, as amended to date, provide that its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. The By-Laws provide that the Company shall indemnify its directors and officers to the full extent permitted by the laws of The Commonwealth of Massachusetts. In addition, the Company holds a Directors and Officer Liability and Corporate Indemnification Policy.

ITEM 16.	EXHIBITS

The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Description
4.1	Specimen Common Stock Certificate. (1)
4.2	Form of Warrant. (2)
5.1	Opinion of Ropes & Gray.*
10.1	Form of Purchase Agreement. (2)
23.1	Consent of Ropes & Gray. (included in Opinion filed as Exhibit 5.1)*
23.2	Consent of Ernst & Young.*
24.1	Power of Attorney. (included on the signature page of this registration statement)*

*	Filed herewith
(1)	Incorporated by reference from the Company’s Registration Statement on Form S-3 filed on January 10, 1996.
(2)	Incorporated by reference from the Company’s Current Report on Form 8-K filed on April 12, 2006.

ITEM 17.	UNDERTAKINGS

a. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (c)(1)(a), (c)(1)(b) and (c)(1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on April 18, 2006.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/S/ STEVEN M. RAUSCHER
Steven M. Rauscher President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Steven M. Rauscher, Dominick Colangelo and Stephen Cohen, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ STEVEN M. RAUSCHER Steven M. Rauscher	Director, President and Chief Executive Officer	April 18, 2006

/S/ STEPHEN COHEN Stephen Cohen	Senior Vice President and Chief Financial Officer (Chief Financial and Accounting Officer)	April 18, 2006

/S/ DAVID K. STONE David K. Stone	Chairman of the Board and Director	April 18, 2006

/S/ LUKE EVNIN Luke Evnin	Director	April 18, 2006

/S/ ROBERT J. HENNESSEY Robert J. Hennessey	Director	April 18, 2006

/S/ PAMELA J. KIRBY Pamela J. Kirby	Director	April 18, 2006

/S/ WILLIAM S. REARDON William S. Reardon	Director	April 18, 2006

/S/ NORBERT G. RIEDEL Norbert G. Riedel	Director	April 18, 2006

/S/ GARY PATOU, M.D. Gary Patou, M.D.	Director	April 18, 2006

/S/ DAVID SINGER David Singer	Director	April 18, 2006

/S/ JOHN E. VORIS John E. Voris	Director	April 18, 2006

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate. (1)

4.2	Form of Warrant. (2)

5.1	Opinion of Ropes & Gray.*

10.1	Form of Purchase Agreement. (2)

23.1	Consent of Ropes & Gray. (included in Opinion filed as Exhibit 5.1)*

23.2	Consent of Ernst & Young.*

24.1	Power of Attorney. (included on the signature page of this registration statement)*

*	Filed herewith
(1)	Incorporated by reference from the Company’s Registration Statement on Form S-3 filed on January 10, 1996.
(2)	Incorporated by reference from the Company’s Current Report on Form 8-K filed on April 12, 2006.

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